UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):                                          January 19, 2007

The Bank Holdings
(Exact name of registrant as specified in its charter)

Nevada	000-50645	90-0071778
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9990 Double R. Blvd., Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                                    775.853.8600

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Registrant’s Forms 10-Q for the periods ending June 30 and September 30, 2006 incorrectly reported The Bank Holdings and Subsidiaries Consolidated Statements of Cash Flows. They have noted that the “Net cash provided by operating activities” should include “Activities of trading securities, net” rather than this caption having been placed in the “Net cash used in investing activities” as was previously reported.

Further, the Company’s 10-Q/A’s filed on January 4, 2007 did not adequately disclose that there were no changes whatsoever in per share amounts reported for these or prior periods, neither were there any cumulative effects in retained earnings, equity, or net asset amounts.

The Company has prepared and is filing amended 10-Qs for the periods ending June 30 and September 30, 2006 to correct the above-described errors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank Holdings

January 19, 2007	By:	/s/ Jack B. Buchold
Name: Jack B. Buchold
Title: Chief Financial Officer